Exhibit 3.1.1


                            CERTIFICATE OF AMENDMENT
                                       OF
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                             NOVELLUS SYSTEMS, INC.
                           (A CALIFORNIA CORPORATION)


    The undersigned Richard S. Hill and Robert H. Smith certify that:



        1. They are the Chief Executive Officer and Secretary, respectively, of NOVELLUS SYSTEMS, INC., a California corporation (the "Corporation").


        2. The first paragraph of Article III of the Restated Articles of Incorporation of the Corporation is amended to read as follows:
                "This corporation is authorized to issue two classes of shares of stock to be designated respectively "Preferred" and "Common". The total number of Preferred shares authorized is 10,000,000 and the total number of Common shares authorized is 80,000,000. Upon the amendment of this Article III as herein set forth, each outstanding share of Common Stock of this corporation is split up and converted into two (2) shares of Common Stock."



        3. The foregoing amendment of the Restated Articles of Incorporation was duly approved by the Board of Directors on September 19, 1997.


        4. The foregoing amendment of Restated Articles of Incorporation is to effect a two-for-one stock split and a proportionate increase is authorized in the authorized number of shares of Common Stock. The Corporation has only one class of shares outstanding, Common Stock. Pursuant to Section 902 (C) of the California Corporations Code shareholder approval is not required for this action.


        5. The foregoing amendment of the Restated Articles of Incorporation of Novellus Systems, Inc. shall become effective at the close of business on September 29, 1997. IN WITNESS WHEREOF, the undersigned have executed this certificate on September 26, 1997.




                           /s/Richard S. Hill
                           --------------------------------------
                           Richard S. Hill
                           Chairman of the Board and
                           Chief Executive Officer



                           /s/Robert H. Smith
                           --------------------------------------
                           Robert H. Smith
                           Executive Vice President, Finance and
                           Administration,
                           Chief Financial Officer and Secretary

        Each of the undersigned further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.



        Executed on this 26th day of September, 1997, at San Jose, California.




                             /s/Richard S. Hill
                             -------------------------------------
                             Richard S. Hill
                             Chairman of the Board and
                             Chief Executive Officer



                             /s/Robert H. Smith
                             --------------------------------------
                             Robert H. Smith
                             Executive Vice President, Finance and
                             Administration,
                             Chief Financial Officer and Secretary